SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                March 4, 1998


                           CORNICHE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-10909                                            22-2343568
   Commission File Number                                   IRS Employer
                                                          Identification No.


   272 Rte 206, Bldg # B1.1, Flanders, New Jersey             07836
   (Address of principal executive offices)                (Zip Code)


                                  973-927-7155
                          Registrant's Telephone Number



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ITEM 5.  OTHER EVENTS

     On March 4, 1998, the Corporation entered into a Stock Purchase Agreement ("Agreement"), conditioned upon the approval of the Corporation's shareholders, with Mr. Joel San Antonio and certain other individuals (the "Initial Purchasers") whereby the Initial Purchasers will acquire an aggregate of 765,000 shares of a newly created Series B Convertible Preferred Stock, par value $.01 per share. Thereafter, the Initial Purchasers will endeavor to establish for the Corporation new business operations in the insurance sector, more specifically the property and casualty specialty insurance markets. Mr. San Antonio, who has many years experience in these sectors, is in the process of exploring a number of specialty insurance opportunities for the development of new business operations.

     The Agreement provides for Mr. San Antonio to subscribe for 710,000 shares of preferred stock at $0.10 per share, a total consideration of $71,000, and Messrs. Glime, Hutchins and Aber to subscribe for 25,000, 15,000 and 15,000 shares, respectively, of Series B Preferred Stock at the same price per share. Pursuant to the Agreement, the Corporation will pay certain expenses of the Initial Purchasers in connection with the Transaction, which expenses are currently estimated to be $50,000. In addition, the Corporation would issue 50,000 shares of Series B Preferred Stock to Alan Zuckerman as compensation for his assisting the Corporation in the identification and review of business opportunities and this transaction and for his assistance in bringing the transaction to fruition. Additionally, the Corporation would issue 10,000 shares of Series B Preferred Stock to James Fyfe for his work in bringing this transaction to fruition.

     Mr. San Antonio's initial goal will be to complete the development of a comprehensive strategic and operational business plan for the Corporation and to secure the services of a quality management team. In connection with this process, Mr. San Antonio has agreed to act as Chairman of the Corporation and Robert Hutchins has agreed to act as President of the Corporation. The following description represents Mr. San Antonio's current plans for the Corporation which are subject to change as business necessities require during the course of implementation. No assurances can be given that Mr. San Antonio will be successful in implementing his business plan as currently envisioned.

     Mr. San Antonio's plans for the Corporation involve having the Corporation enter into insurance and/or insurance-related businesses. The thrust of the Corporation will be to optimize spread to risk and seek "niche" business opportunities that do not fit what is often referred to in the industry as "mainstream" business. The Corporation may also explore opportunities for "fronting" insurance for service contract business and other property and casualty insurance business whereby all or a portion of the risk of such policies written by the Corporation would be ceded to a reinsurer. As part of any such strategy the Corporation anticipates that it will reinsure heavily on a "quote share" or "pro-rata" basis with other operators with whom proposed new management has achieved successful business relationships in the past. In "quote share" or pro-rata" reinsurance, one or more reinsurers bears an agreed upon proportion of the specified risk, rather than a fixed dollar amount of risk or the excess above a fixed dollar amount of risk.

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     In connection with the  implementation of these  strategies,  it may become necessary for the Corporation to become licensed in one or more states in order to enable it to conduct operations. No assurances can be given that the Corporation will be able to obtain such licenses.

     The Corporation does not presently anticipate dealing with insurance products in the worker's compensation, personal insurance or environmental insurance product areas. The Corporation presently anticipates that its marketing efforts in the property and casualty sectors of the insurance market will focus on operating on a conservative basis using both facultative and treaty reinsurance support to minimize its exposure. Facultative reinsurance generally involves a reinsurer agreeing to hear the risk of loss over a specified dollar amount for a specified risk. Treaty reinsurance generally involves a reinsurer agreeing to bear a portion of the risk associated with a specified category or "book" of business, and may be done on a excess or quote share basis. As part of this strategy, the Corporation may consider direct selling, brokerage and agency produced business and may evaluate potential opportunities to participate in the reinsurance sector of commercial property and casualty insurance on both a "quote share" and "excess" basis.

     The Corporation currently anticipates that business development and future market growth will be concentrated on "short tail" casualty business that does not provide for payment after the policy expires and package product lines and focus primarily in the retail/service industry marketplace. If successfully developed, the customer base generated by a service contract/product warranty marketing business could become a source to seek out other property and casualty insurance business opportunities.

     As part of its overall business plan, the Corporation may pursue other and different business activities than those described above, but it has no current plans to do so.

     The following summarizes the terms of the Series B Preferred Stock. The Series B Preferred Stock would carry a zero coupon and each share of the Series B Preferred Stock would be convertible into ten shares of the Corporation's Common Stock. The holder of a share of the Series B Preferred Stock would be entitled to ten times any dividends paid on the Common Stock. Mr. San Antonio would assume control of the Corporation as the holder of such 710,000 shares of Series B Preferred Stock, since the Series B Preferred Stock will have ten votes per share and vote as one class with the Common Stock. Accordingly, Mr. San Antonio, with 49% of the voting power, will almost have sufficient voting power by himself to elect all of the Board of Directors. However, the Initial Purchasers of the Series B Preferred Stock, including Mr. San Antonio, would be required to vote in favor of Mr. Fyfe or his designee as a director of the Corporation through June 30, 2000.

     Pursuant to the terms of the Agreement, from March 21, 2000 to June 30, 2000, the Corporation would have the right to repurchase or redeem such shares of Series B Preferred Stock from the holders for a total consideration of $.10 per share ($76,500 in the aggregate) unless, during the period from the date the Agreement of stockholder approval through March 31, 2000:

          (i) the Corporation's shares of common stock maintain a minimum closing bid price of not less than $2 per share on a public market during a period of any 10 consecutive trading days, and either

          (ii) the Corporation raises a minimum of $2.5 million of new equity capital through a placement of the Corporation's shares of common stock, or

          (iii) the Corporation has revenues of at least $1 million in any fiscal quarter through the fiscal quarter ending March 31, 2000 (collectively, the "Trigger Conditions").

     Mr. Fyfe or the director designated by Mr. Fyfe will have the ability to determine if the Corporation will elect to exercise this redemption right on behalf of the Corporation.

     Each Series B Preferred Share would be convertible into ten shares of Common Stock. Upon liquidation, the Series B Preferred Stock would be junior to the Corporation's Series A Preferred Stock and would share ratably with the Common Stock with respect to liquidating distributions.

     There can be absolutely no assurance that any business plan implemented by Mr. San Antonio would be successful or that the Corporation would be successful in obtaining necessary licensing. Furthermore, while the Corporation would have the right to redeem the Series B Preferred Stock if such business plan is into successful (as measured by the Trigger Conditions), there can be absolutely no assurance that the Corporation would have sufficient funds to redeem the Series B Preferred Stock or that the Corporation will not otherwise be damaged or insolvent if such business plan fails so that the redemption right would not be available or viable.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CORNICHE GROUP INCORPORATED



                                               By:  /s/ James J . Fyfe
                                                    James J. Fyfe
                                                    Vice President


Dated:  March 4, 1998